Exhibit 10.1
Disclosure Schedules to Credit Agreement, dated as of May 29, 2007

SCHEDULE 1.01 A
Certain U.S. Subsidiaries
None

SCHEDULE 1.01B
Mortgaged Properties
Hoffman Estates, 2400 West Central Road, 60195 IL

SCHEDULE 1.01C
Existing Letters of Credit
That certain standby letter of credit (No. 186412845) dated as of April 2, 2004, issued by Bank of America, N.A. in favor of The Travelers Indemnity Company.

SCHEDULE 1.01D
Immaterial Subsidiaries
Sassy Doo!, Inc.
Claire’s Puerto Rico Corp.
Claire’s Canada Corp.
Afterthoughts Merchandising Corp.
Claire’s Holding GMBH
WhiteClaire’s Accessorros Portugal Unipessol LDA
Claire’s Netherlands B.V.
Claire’s Distribution B.V.
Claire’s International Europe, Ltd
CSI Luxembourg S.a.r.l.
BMS Fashion Corp
Claire’s China Services Trust
Claire’s Austria Gmbh
Claire’s Switzerland Gmbh
Claire’s Germany Gmbh
Claire’s Belgium B.V.B.A.
Claire’s Accessories Spain, S.L.
Femina Hgmbh Co Kg
Femina Hgmbh
RSI International Ltd.

SCHEDULE 1.01E
Refinanced Indebtedness
That certain Loan and Security Agreement dated as of March 31, 2004 among Fleet Retail Group, Inc., Fleet National Bank and Claire’s Stores, Inc., as lead borrower for BMS Distributing Corp., Claire’s Boutiques, Inc., CBI Distributing Corp. and Claire’s Puerto Rico Group.

SCHEDULE 1.01F
Unrestricted Subsidiaries
None

SCHEDULE 1.01G
Certain EBITDA Addbacks
1. any non-recurring costs, expenses or charges incurred in connection with reports and other services provided by consultants to the Borrower;
2. amortization and lease expense relating to Borrower’s Synthetic Lease Obligations;
3. settlement amounts paid and legal expenses incurred in connection with:
(a) Wyakie Coleman vs. Claire’s Stores, Inc., Claire’s Boutiques, Inc., d/b/a Afterthoughts, Claire’s, Claire’s Accessories, Icing and/or Icing by Claire’s; and Does 1 to 100, inclusive (the “Coleman Case”). This wage class action is in a very preliminary state, and no class has been certified at this time. Accordingly, the Borrower is not able to make an assessment of the materiality of the litigation at this time; and
(b) Debra Gring and Raajna Naidu vs. Claire’s Boutiques, Inc. and Does 1 to 100, inclusive (the “Gring Case”). The Borrower is in the process of negotiating a settlement of this wage class action litigation for a one-time payment.

SCHEDULE 1.01H
Cost Savings
1.	insurance cost savings and

2.	changes in executive travel policies

SCHEDULE 2.01
Commitments

Lender Name	Revolving Commitment	Term B Loan Commitment
Credit Suisse	$44,000,000	$556,000,000
Bear, Stearns & Co. Inc.	$33,000,000	$417,000,000
Lehman Commercial Paper Inc.	$33,000,000	$417,000,000
LaSalle Bank	$20,000,000	$15,000,000
Sumitomo Mitsui Banking Corporation	$20,000,000	$15,000,000
Mizuho Corporate Bank Ltd.	$20,000,000	$5,000,000
SunTrust Bank	$15,000,000	$5,000,000
Natixis	$15,000,000	$20,000,000
Total	$200,000,000	$1,450,000,000

SCHEDULE 3.01
Organization and Good Standing
None

SCHEDULE 3.04
Government Approvals
None

SCHEDULE 3.07(b)
Possession under Leases
None

SCHEDULE 3.07(c)
Intellectual Property
None

SCHEDULE 1.01C
Subsidiaries

Name	Jurisdiction	Owner of Equity Interests
Claire’s Stores, Inc.	Florida	100% Holdings
Sassy Doo! Inc.	Delaware	100% Claire’s Stores, Inc.
Claire’s Puerto Rico Corp.	Delaware	100% Claire’s Stores, Inc.
CBI Distributing Corp	Delaware	56% Claire’s Stores, Inc. 44% Claire’s Boutiques, Inc.
Claire’s Boutiques, Inc.	Colorado	100% Claire’s Stores, Inc.
Claire’s Canada Corp.	Delaware	100% Claire’s Stores, Inc.
Afterthoughts Merchandising Corp.	Delaware	100% Claire’s Stores, Inc.
Claire’s Holding GMBH	Switzerland	100% Claire’s Stores, Inc.
CSC Limited Partnership	Canada	90% Claire’s Stores, Inc. 10% Claire’s Canada Corp.
Claire’s Stores Canada Corp.	Canada	100% Claire’s Canada Corp.
BMS Distributing Corp.	Delaware	100% CBI Distributing Corp.
Claire’s Accessories UK, Ltd.	United Kingdom	100% Claire’s Holding GMBH
WhiteClaire’s Accessories Portugal Unipessoal LSA	Portugal	100% Claire’s Holding GMBH
Claire’s Netherlands B.V.	Netherlands	100% Claire’s Holding GMBH
Claire’s Distribution B.V.	Netherlands	100% Claire’s Holding GMBH
Clarie’s International Europe, Ltd	Switzerland	100% Claire’s Holding GMBH
CSI Luxembourg S.a.r.l.	Luxembourg	100% Claire’s Holding GMBH
BMS Fashion Corp.	Cayman	100% Claire’s Holding GMBH
Claire’s China Services Trust	China	100% BMS Fashion Corp.
Claire’s Austria Gmbh	Austria	100% Claire’s International Europe Ltd.
Claire’s Switzerland Gmbh	Switzerland	100% Claire’s International Europe Ltd.
Claire’s Germany Gmbh	Germany	100% Claire’s International Europe Ltd.
Claire’s Belgium B.V.B.A.	Beligum	100% Claire’s Accessories UK, Ltd.
Claire’s Accessories Spain, S.L.	Spain	100% Claire’s Accessories UK, Ltd.
Claire’s France S.A.S.	France	100% Claire’s UK French Branch
Femina Hgmbh Co Kg	Austria	95% Claire’s Austria Gmbh 5% Femina Hgmbh
Femina Hgmbh	Austria	100% Claire’s Austria Gmbh
RSI International Ltd.	Hong Kong	100% Claire’s China Services
Claire’s UK French Branch	France	100% Claire’s Accessories UK, Ltd.
Claire’s UK Irish Branch	Ireland	100% Claire’s Accessories UK, Ltd.
CSI Luxembourg Swiss Branch	Switzerland	100% CSI Luxembourg S.a.r.l.

SCHEDULE 3.08(b)
Subscriptions
Holdings and the Fund have entered into a stockholders agreement dated as of May 29, 2007, by and among Holdings and the Stockholders (as defined herein) that are parties thereto (the “Stockholders Agreement”), that sets forth applicable provisions relating to the management and ownership of Holdings and its subsidiaries, including the right of an affiliate of Tri-Artisan Capital Partners, LLC (the member of one of the Fund’s affiliated funds) to appoint one of the members of Holdings board of directors and the right of the Fund to appoint the remaining members of Holding’s board of directors. In addition, the Stockholders Agreement will contain customary information rights, drag along rights, tag along rights, preemptive rights, registration rights and restrictions on the transfer of Holding’s common stock.

SCHEDULE 3.13
Taxes
None

SCHEDULE 3.16
Environmental Matters
The Target received a letter, dated February 13, 2007, from the U.S. Consumer Product Safety Commission (“CPSC”) as a result of voluntary reporting by the Target to the CPSC in January 2007 of seven jewelry items sold in Claire’s stores that tested excess of 600 ppm for lead content. Under current guidelines of the CPSC, such products are considered toxic under the Federal Hazardous Substances Act. The Target removed all such products from the store shelves in December 2006. The Target worked with the CPSC to take corrective actions, which included a recall of all affected products sold (approximately 35,000 units) and, in addition approximately 20,000 units had been previously removed from the stores prior to sale. One of the seven items was brought to the Target’s attention by Health Canada in December 2006 as a result of random testing conducted by Health Canada, at which time, on a voluntary basis, the Target took actions to remove the six other jewelry items manufactured by the vendor that manufactured the one item identified by Health Canada. The recall was publicly announced on March 15, 2007.

SCHEDULE 3.18
Material Real Estate
Hoffman Estates, 2400 West Central Road, 60195 IL

SCHEDULE 3.23
Intellectual Property
None

SCHEDULE 4.02(b)
Local Counsel
Canadian Counsel:
Osler, Hoskin & Harcourt LLP
100 King Street West
1 First Canadian Place
Suite 6100, P.O. Box 50
Toronto, Ontario M5X1B8
Colorado Counsel:
Hutchinson Black and Cook LLC
921 Walnut Street
Suite 200
Boulder, CO 80302
Florida Counsel:
Morgan Lewis & Bockius LLP
5300 Wachovia Financial Center
200 South Biscayne Boulevard
Miami, FL 33131
Illinois Counsel:
Lord, Bissell & Brook LLP
111 S. Wacker Drive
Chicago, IL 60606

SCHEDULE 4.02(d)
Certain Collateral Matters
1. Borrower will use commercially reasonable efforts to deliver the zoning endorsement pertaining to the Mortgaged Property within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
2. Borrower will use commercially reasonable efforts to deliver the land survey endorsement pertaining to the Mortgaged Property within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
3. Borrower will use commercially reasonable efforts to deliver the land survey endorsement pertaining to the Mortgaged Property within 45 days of Closing Date, provided that such time period may be extended by the Administrative Agent.
4. Borrower will use commercially reasonable efforts deliver the comprehensive (ALTA 9) endorsement pertaining to the Mortgaged Property within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
5. Borrower will use commercially reasonable efforts to deliver the subdivision endorsement pertaining to the Mortgaged Property within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
6. Borrower will use commercially reasonable efforts to deliver the contiguity endorsement (if applicable) pertaining to the Mortgaged Property within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
7. Borrower will use commercially reasonable efforts to deliver the zoning and compliance report from Planning & Zoning Resource Corporation within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
8. Borrower will use commercially reasonable efforts to deliver the survey pertaining to the Mortgaged Property within 45 days of the Closing Date, provided that such time period may be extended by the Administrative Agent.
9. Within 15 days of the Closing Date, or as extended by the Administrative Agent, the Borrower will form a new wholly-owned Delaware limited liability company, transfer all of its interests in Claire’s Holdings GMBH to such new wholly-owned Delaware limited liability company and satisfy all of the elements of the Collateral Guarantee Requirement under the Credit Agreement with respect to such new wholly-owned Delaware limited liability company (it being understood that such new subsidiary will be a Qualified CFC Holding Company).

SCHEDULE 6.01
Indebtedness
1. Those items listed on Schedule 1.01E.
2. Those items listed on Schedule 1.01C.
3. Guarantees by the Borrower of tax withholding obligations of Foreign Subsidiaries.
4. Guarantees by the Borrower and the Subsidiaries of intercompany loans made to Claire’s Germany Gmbh.

SCHEDULE 6.02(a)
Liens
1. Lien by Expeditors International of Washington, Inc. against CBI Distributing Corp. evidenced by initial filing number 41079997.
2. Lien by J.G. Saginsaw LLC against Claire’s Stores, Inc. evidenced by initial filing number 41791120
3. Lien by CBL & Associates Properties against Claire’s Boutiques, Inc. evidenced by initial filing number 61859933.
4. Lien by Rivergate Mall Limited Partnership against Claire’s Stores, Inc. evidenced by initial filing number 200305525547.
5. Lien by Fleet Capital Corporation against Claire’s Canada Corp. evidenced by initial filing number 31630626.
6. Lien by Fleet Capital Corporation against Claire’s Boutiques, Inc. evidenced by initial number 31630618.

SCHEDULE 6.04
Investments
1. Borrower is a 50% joint venture partner in Claire’s Nippon Co., Ltd.
2. Sassy Doo!, Inc. is a 50% joint venture partner in Aaron Company, LLC.
3. Money market investments with less than 90 days to maturity having a balance of approximately $270 million as of May 5, 2007, in general ledger account 01701.

SCHEDULE 6.07
Transactions with Affiliates
Holdings and the Fund have entered into a stockholders agreement dated May 29, 2007, by and among Holdings and the Stockholders (as defined herein) that are parties thereto (the “Stockholder Agreement”), that sets forth applicable provisions relating to the management and ownership of Holdings and its subsidiaries, including the right of an affiliate Tri-Artisan Capital Partners, LLC (the member of one of the Fund’s affiliated funds) to appoint one of the members of Holding’s board of directors and the right of the Fund to appoint the remaining members of Holding’s board of directors. In addition, the Stockholders Agreement will contain customary information rights, drag along rights, tag along rights, preemptive rights, registration rights and restrictions on the transfer of Holding’s common stock.

SCHEDULE 9.01
Notice Information
Administrative Agent or Collateral Agent:
Credit Suisse
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group
Fax No.: (212) 325-8304
Borrower and The Other Loan Parties:
Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ira Kaplan, Senior Vice President and Chief Financial Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

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